Exhibit 99.1

AKILI INTERACTIVE LABS, INC.

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the periods ended June 30, 2022 and June 30, 2021

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$40,638	$76,899
Restricted cash	305	305
Short-term investments	4,987	—
Accounts receivable	17	29
Prepaid expenses and other current assets	5,328	2,500

Total current assets	51,275	79,733
Property and equipment, net	1,054	1,193
Operating lease right-of-use asset	2,686	—
Prepaid expenses and other long-term assets	—	11

Total assets	$55,015	$80,937

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,309	$2,345
Accrued expenses and other current liabilities	5,044	5,477
Deferred revenue	109	96
Deferred rent, short term	9	123
Operating lease liability	625	—
Note payable, short term	625	—

Total current liabilities	10,721	8,041
Note payable, long term	14,213	4,784
Operating lease liability, net of current portion	2,832	—
Corporate bond, net of bond discount	1,735	1,638
Deferred rent, long term	—	712

Total liabilities	29,501	15,175

Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value - authorized 41,785,202 shares:
Series A-1: designated, 4,000,000 shares; issued and outstanding shares, 4,000,000 at June 30, 2022 and December 31, 2021 (liquidation value of $4,000 at June 30, 2022 and December 31, 2021)	—	—
Series A-2: designated 4,427,072 shares; issued and outstanding shares, 4,427,072 at June 30, 2022 and December 31, 2021 (liquidation value of $8,832 at June 30, 2022 and December 31, 2021)	7,128	7,128
Series B: designated 7,341,485 shares; issued and outstanding shares, 7,341,485 at June 30, 2022 and December 31, 2021 (liquidation value of $42,360 at June 30, 2022 and December 31, 2021)	41,854	41,854
Series C: designated 8,016,645 shares; issued and outstanding shares, 8,016,645 at June 30, 2022 and December 31, 2021 (liquidation value of $68,200 at June 30, 2022 and December 31, 2021)	67,904	67,904
Series D: designated 18,000,000 shares; issued and outstanding shares, 13,843,858 at June 30, 2022 and December 31, 2021 (liquidation value of $183,668 and $174,990 at June 30, 2022 and December 31, 2021, respectively)	183,668	174,990
Stockholders’ deficit:
Common stock, $0.0001 par value: 55,000,000 shares authorized at June 30, 2022 and December 31, 2021; 1,482,520 and 1,454,239 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	—	—
Accumulated deficit	(275,033)	(226,114)
Accumulated other comprehensive loss	(7)	—

Total stockholders’ deficit	(275,040)	(226,114)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$55,015	$80,937

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$64	$105	$130	$222
Cost of revenues	97	98	193	160

Gross profit (loss)	(33)	7	(63)	62

Operating expenses:
Research and development	7,358	4,039	13,662	7,983
Selling, general and administrative	14,948	10,526	30,339	15,383

Total operating expenses	22,306	14,565	44,001	23,366

Operating loss	(22,339)	(14,558)	(44,064)	(23,304)

Other income (expense):
Other income	40	4	49	5
Interest expense	(194)	(39)	(370)	(120)
Extinguishment of debt	—	(181)	—	(181)

Total other income (expense)	(154)	(216)	(321)	(296)

Loss before income taxes	(22,493)	(14,774)	(44,385)	(23,600)

Income tax expense	—	—	—	1

Net loss	$(22,493)	$(14,774)	$(44,385)	$(23,601)

Unrealized loss on short-term investments	$(1)	$—	$(7)	$—

Comprehensive loss	$(22,494)	$(14,774)	$(44,392)	$(23,601)

Net loss	$(22,493)	$(14,774)	$(44,385)	$(23,601)
Dividends on Series D convertible preferred stock	(2,908)	(1,115)	(5,785)	(1,115)
Redemption value of Series D convertible preferred stock	(1,455)	(55,877)	(2,893)	(55,877)

Net loss attributable to common stockholders	$(26,856)	$(71,766)	$(53,063)	$(80,593)

Net loss per share:
Basic and diluted	$(18.25)	$(61.98)	$(36.18)	$(69.60)

Weighted average common shares outstanding:
Basic and diluted	1,471,296	1,157,870	1,466,462	1,157,869

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(In thousands, except unit amounts)

(unaudited)

	Six Months Ended June 30, 2022
	Series A-1		Series A-2		Series B		Series C		Series D
	Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated other comprehensive	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	(loss) income	Deficit
Balance at December 31, 2021	4,000,000	$—	4,427,072	$7,128	7,341,485	$41,854	8,016,645	$67,904	13,843,858	$174,990	1,454,239	$—	$—	$(226,114)	$—	$(226,114)

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	2,070	—	—	2,070
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	15,000	—	64	—	—	64
Stock divdend	—	—	—	—	—	—	—	—	—	2,877	—	—	(2,134)	(743)	—	(2,877)
Redemption value	—	—	—	—	—	—	—	—	—	1,438	—	—	—	(1,438)	—	(1,438)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(6)	(6)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(21,892)	—	(21,892)

Balance at March 31, 2022	4,000,000	$—	4,427,072	$7,128	7,341,485	$41,854	8,016,645	$67,904	13,843,858	$179,305	1,469,239	$—	$—	$(250,187)	$(6)	$(250,193)

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	1,969	—	—	1,969
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	13,281	—	41	—	—	41
Stock divdend	—	—	—	—	—	—	—	—	—	2,908	—	—	(2,010)	(898)	—	(2,908)
Redemption value	—	—	—	—	—	—	—	—	—	1,455	—	—	—	(1,455)	—	(1,455)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)	(1)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(22,493)	—	(22,493)

Balance at June 30, 2022	4,000,000	$—	4,427,072	$7,128	7,341,485	$41,854	8,016,645	$67,904	13,843,858	$183,668	1,482,520	$—	$—	$(275,033)	$(7)	$(275,040)

	Six Months Ended June 30, 2021
	Series A-1		Series A-2		Series B		Series C		Series D
	Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Deficit
Balance at December 31, 2020	4,000,000	$—	4,427,072	$7,128	7,341,485	$41,854	8,016,645	$67,904	—	$—	1,157,868	$—	$9,905	$(114,807)	$(104,902)

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	842	—	842
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,827)	(8,827)

Balance at March 31, 2021	4,000,000	$—	4,427,072	$7,128	7,341,485	$41,854	8,016,645	$67,904	—	$—	1,157,868	$—	$10,747	$(123,634)	$(112,887)

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	958	—	958
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	5	—	—	—	—
Issuance of common stock warrants	—	—	—	—	—	—	—	—	—	—	—	—	268	—	268
Issuance of convertible preferred stock, net of issuance costs	—	—	—	—	—	—	—	—	13,053,508	109,681	—	—	—	—	—
Stock divdend	—	—	—	—	—	—	—	—	—	1,115	—	—	(1,115)	—	(1,115)
Redemption value	—	—	—	—	—	—	—	—	—	55,877	—	—	(10,858)	(45,019)	(55,877)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(14,774)	(14,774)

Balance at June 30, 2021	4,000,000	$—	4,427,072	$7,128	7,341,485	$41,854	8,016,645	$67,904	13,053,508	$166,673	1,157,873	$—	$—	$(183,427)	$(183,427)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(44,385)	$(23,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	154	138
Reduction in the carrying amount of right-of-use assets	239	—
Stock-based compensation expense	4,039	1,800
Loss on extinguishment of debt	—	181
Amortization of premium on short-term investments	(20)	—
Non cash interest expense	152	53
Changes in operating assets and liabilities:
Accounts receivable	12	(19)
Prepaid expenses and other current assets	(2,828)	(1,171)
Prepaid expenses and other long-term assets	11	(116)
Accounts payable	1,961	1,328
Accrued expenses and other current liabilities	(433)	343
Deferred rent	(14)	(42)
Operating lease liabilities	(280)	—
Deferred revenue	13	(123)

Net cash used in operating activities	(41,379)	(21,229)

Cash flows from investing activities:
Acquisition of property and equipment	(13)	(46)
Capitalized software development costs	—	(57)
Purchases of short-term investments	(14,974)	—
Proceeds from maturities of short-term investments	10,000	—

Net cash used in investing activities	(4,987)	(103)

Cash flows from financing activities:
Proceeds from exercise of stock options	105	—
Proceeds from note payable	10,000	5,000
Proceeds from issuance of preferred stock, net issuance costs	—	109,681
Payment of debt issuance costs	—	(74)
Payment of premium on note payable	—	(26)
Repayment of principal on note payable	—	(2,000)

Net cash provided by financing activities	10,105	112,581

Net increase (decrease) in cash, cash equivalents, and restricted cash	(36,261)	91,249
Cash, cash equivalents, and restricted cash at beginning of period	77,204	18,833

Cash, cash equivalents, and restricted cash at end of period	$40,943	$110,082

Supplementary Information:
Cash paid for income taxes	$—	$—
Cash paid for interest	181	39
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable and accrued expenses	10	7

Common stock warrants issued related to note payable	—	268
Redemption value of Series D preferred stock	2,893	55,877
Dividends accrued for Series D preferred stock	5,785	1,115

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

1. Nature of the Business and Basis of Presentation

Organization

Akili Interactive Labs, Inc. (collectively referred to with its wholly-owned, controlled subsidiary, Akili Securities Corporation as “Akili” or the “the Company”) was incorporated under the laws of the State of Delaware on December 1, 2011. The Company operates as one business segment and is developing a digital medicine platform for the treatment and assessment of cognitive dysfunction across several neurology and psychiatry indications, including attention-deficit hyperactivity disorder (“ADHD”), major depressive disorder, autism spectrum disorder, multiple sclerosis, and various neuroinflammatory diseases. In June 2020, the U.S. Food and Drug Administration (“FDA”) granted clearance for EndeavorRx as a prescription treatment for children with ADHD. The Company is headquartered in Boston, Massachusetts.

Business Combination Agreement and Plan of Merger

On January 26, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Social Capital Suvretta Holdings Corp. I, (“SCS”) to affect a business combination between SCS and the Company with the Company surviving the merger as a wholly owned subsidiary of SCS. At the effective time of the Merger, each share of Akili Redeemable Convertible Preferred Stock and each share of Akili Common Stock will be converted into the right to receive such number of shares of SCS Class A Common Stock. The estimated combined enterprise value will be approximately $777 million. The consummation of the proposed transaction was completed on August 19, 2022, see Note 13 for further details.

Going Concern

The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing. Product candidates currently under development will require significant additional research and development efforts, including extensive pre-clinical and clinical testing and regulatory approval, prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance- reporting capabilities.

Most of the Company’s product candidates are still in development. There can be no assurance that the Company’s research and development will be successfully completed; that adequate protection for the Company’s intellectual property will be obtained; that any products developed will obtain necessary government regulatory approval; or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees and consultants.

The Company’s condensed consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has experienced negative operating cash flows for the six months ended June 30, 2022 and had an accumulated deficit of $275,033. On August 19, 2022, the Company and SCS completed a merger resulting in the reverse recapitalization of the Company and the Company received aggregate gross proceeds of $2,283 held in trust by SCS (following satisfaction of redemptions by public stockholders), and $162,000 in aggregate gross proceeds from PIPE investors. The Company received $133,293 in net proceeds after the reduction of $30,990 in transaction related expenses and other costs paid at Closing. Management believes the Company’s sources of liquidity will be sufficient to fund the Company’s planned operations and existing obligations within one year after the date that the consolidated financial statements are issued.

The future viability of the Company is dependent on its ability to generate cash from operating activities or to raise additional capital to finance its operations. The Company’s failure to raise capital as and when needed could have a negative impact on its financial condition and ability to pursue its business strategies.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

COVID-19 Related Significant Risks and Uncertainties

There continue to be uncertainties regarding the pandemic of the novel coronavirus, or COVID-19, and the Company is closely monitoring the impact of COVID-19 on all aspects of its business, including how it will impact its customers, employees, suppliers, vendors, and business partners. The Company is unable to predict the specific impact that COVID-19 may have on its financial position and operations moving forward due to the numerous uncertainties. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company will continue to assess the evolving impact of COVID-19.

In response to the COVID-19 pandemic, Congress passed the Coronavirus Aid, Relief and Economic Security Act of 2020, or the CARES Act, which was signed into law on March 27, 2020. The CARES Act provides for deferred payment of the employer portion of social security taxes through the end of 2020, with a portion of the deferred amount due by December 31, 2022. As of June 30, 2022 and December 31, 2021, the Company has deferred payments of $187 of social security taxes, which is included in accrued expenses and other current liabilities within the condensed consolidated balance sheet.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company, after elimination of all intercompany accounts and transactions. As permitted for interim reporting, certain footnotes or other financial information that are normally required by U.S. GAAP may be condensed or omitted, unless otherwise required by U.S. GAAP or Securities and Exchange Commission (“SEC”) rules and regulations. These condensed consolidated financial statements were prepared on the same basis as and should be read in conjunction with the Company’s annual consolidated financial statements included elsewhere in the proxy/registration statement. In the opinion of management, all adjustments of a normal recurring nature, considered necessary for fair presentation, have been included in these condensed consolidated financial statements. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other interim period or future year. The condensed consolidated balance sheet as of December 31, 2021 was derived from the audited annual consolidated financial statements but does not include all information required by U.S. GAAP for annual consolidated financial statements.

2. Summary of Significant Accounting Policies

The Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the year ended December 31, 2021, included elsewhere in this Report. Since the date of those consolidated financial statements, there have been no changes to the Company’s significant accounting policies except as noted below.

Investments: The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. All investments in marketable securities are classified as available for sale. Available-for-sale securities are reported at fair value, with temporary unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, while other-than-temporary gains or losses are included in earnings. The cost of securities sold is determined on a specific identification basis, and realized gains and losses are included in other income (expense) within the condensed consolidated statements of operations and comprehensive loss.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

Revenue from Contracts with Customers: The following table presents the Company’s revenue by type:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Product revenue	$64	$37	$130	$66
Collaboration revenue	$—	$68	—	156

Total	$64	$105	$130	$222

As of June 30, 2022, the Company has a contract liability related to product revenue, which consists of amounts that have been paid but have not been recognized as revenue. All amounts are expected to be recognized as revenue within 12 months of the balance sheet date and are classified as current deferred revenue. The Company recognized $51 of product revenue, in the six months ended June 30, 2022, that was previously included in the December 31, 2021 deferred revenue balance.

Contract Liabilities	Product
Balance at December 31, 2021	$96
Revenue recognized	(130)
Revenue deferred	143

Balance at June 30, 2022	$109

Advertising: The Company expenses advertising costs as incurred. Advertising expenses were $1,845 and $5,937 during the three and six months ended June 30, 2022. Advertising expenses were $2,847 and $2,867 during the three and six months ended June 30 2021.

Leases: The Company determines whether a contract is, or contains, a lease at inception. The Company classifies each of its leases as operating or financing considering factors such as the length of the lease term, the present value of the lease payments, the nature of the asset being leased, and the potential for ownership of the asset to transfer during the lease term. Leases with terms greater than one-year are recognized on the consolidated balance sheets as right-of-use assets and lease liabilities and are measured at the present value of the fixed payments due over the expected lease term less the present value of any incentives, rebates or abatements we expect to receive from the lessor. Options to extend a lease are included in the expected lease term if exercise of the option is deemed reasonably certain. Costs determined to be variable and not based on an index or rate are not included in the measurement of the lease liability and are expensed as incurred. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilized the appropriate incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis an amount equal to the lease payments over a similar term and in a similar economic environment. To estimate our incremental borrowing rate, a credit rating applicable to the Company is estimated using a synthetic credit rating analysis since it does not currently have a rating agency-based credit rating. The Company records expense to recognize fixed lease payments on a straight-line basis over the expected lease term. The Company has elected the practical expedient not to separate lease and non-lease components for real estate leases.

Recently adopted accounting pronouncements:

In February 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”), Leases (Topic 842) as amended by ASU 2019-10 and ASU 2020-05, which supersedes the guidance in former ASC Topic 840, Leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less are not impacted by the new guidance.

The Company adopted this guidance, effective January 1, 2022, using the modified retrospective method as of the date of adoption such that prior periods will not be restated. The Company elected a package of practical expedients, under which an entity need not reassess whether any expired or existing contracts are or contain

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

leases, the lease classification for any expired or existing leases, or initial direct costs for any existing leases. Additional disclosures related to accounting for leases under this new standard are included in Note 5. The adoption incrementally increased the Company’s assets and liabilities by the right-of-use asset and lease liabilities. As the leases do not provide an implicit rate, the Company’s incremental borrowing rate was determined based on the information available at the date of adoption to measure its lease liability. The adoption did not have a material impact on the Company’s condensed consolidated statement of operations and comprehensive loss and did not require a cumulative adjustment to accumulated deficit on its condensed consolidated statement of stockholders’ equity as of June 30, 2022.

Recently issued accounting pronouncements: In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), as amended by ASU 2019-10. ASU 2016-13 will change how companies account for credit losses for most financial assets and certain other instruments. For trade receivables, loans and held-to-maturity debt securities, companies will be required to recognize an allowance for credit losses rather than reducing the carrying value of the asset. ASU 2016-13 is effective for the Company for the annual reporting period beginning January 1, 2023. The Company is currently evaluating the potential impact this standard may have on its consolidated financial statements and results of operations.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes-Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This standard is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. The Company is currently evaluating the potential impact that ASU 2019-12 will have on its consolidated financial statements and related disclosures; however, it does not expect the impact to be material.

3. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	June 30,	December 31,
	2022	2021
Deferred issuance costs	$2,999	$572
Prepaid clinical trials	879	872
Other current assets	1,450	1,056

Prepaid expenses and other current assets	$5,328	$2,500

4. Property and Equipment

Property and equipment, net consisted of the following:

	June 30,	December 31,
	2022	2021
Furniture and fixtures	$184	$184
Computer equipment and software	459	443
Office equipment	60	60
Leasehold improvements	975	975
Capitalized internal-use software costs	427	427

Total property and equipment	2,105	2,089
Less: accumulated depreciation and amortization	(1,051)	(896)

Property and equipment, net	$1,054	$1,193

Depreciation and amortization expense was $76 and $154 for the three and six months ended June 30, 2022. Depreciation and amortization expense was $68 and $138 for the three and six months ended June 30, 2021.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

5. Leases

As of June 30, 2022, the Company leases office space under non-cancelable operating leases in two cities. The office space in Boston, Massachusetts consists of approximately 7,200 square feet that will expire in October 2022 and is classified as a short-term lease. The office space in Larkspur, California consists of approximately 43,600 square feet that will expire in November 2026. The Company posted a customary letter of credit in the amount of approximately $250 as a security deposit, which is included in restricted cash within the condensed consolidated balance sheets. This lease does not include any restrictions or covenants that had to be accounted for under the lease guidance.

During the three and six months ended June 30, 2022, the Company recognized $262 and $524 of rent expense. During the three and six months ended June 30, 2021, the Company recognized $299 and $585 of rent expense. Of the $524 recognized during the six months ended June 30, 2022, $150 was related to short term leases.

Net cash paid under the Larkspur lease for the amounts included in the measurement of the operating lease liability on the condensed consolidated balance sheet and operating activities in our condensed consolidated statement of cash flow was $415 for the period ending June 30, 2022. The remaining lease term and incremental borrowing rate for the Larkspur lease as of June 30, 2022 was 4.4 years and 7.6%, respectively.

Future minimum lease payments for the Massachusetts lease are $109 for the year ending December 31, 2022.

Future lease payments for our California noncancelable operating lease as of June 30, 2022 and a reconciliation to the carrying amount of the operating lease liability presented in the condensed consolidated balance sheet as of June 30, 2022 is as follows:

Years Ending December 31,	Amounts
2022 (remaining 6 months)	$429
2023	878
2024	914
2025	950
2026	905

Total undiscounted payments due under operating leases	4,076
Less imputed interest	(619)

Total	$3,457

Current operating lease liability	$625
Non-current operating lease liability	2,832

Total	$3,457

For comparable purposes, aggregate future minimum non-cancellable commitments under leases as of December 31, 2021, are as follows:

Years Ending December 31,	Amounts
2022 (remaining 6 months)	$538
2023	878
2024	914
2025	950
2026	905

Total	$4,185

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	June 30, 2022	December 31, 2021
Accrued bonus	$1,801	$2,516
Accrued royalties	106	106
Accrued wages and benefits	669	421
Accrued clinical study expenses	418	363
Accrued consulting service expenses	1,489	766
Other accrued expenses	561	1,305

Total	$5,044	$5,477

7. Corporate Bond

The Company recognized amortization expense of $49 and $97 related to the discount on the corporate bond as a component of interest expense in the condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2022. The Company recognized amortization expense of $44 and $87 for the three and six months ended June 30, 2021.

The carrying amount of the corporate bond is as follows:

	June 30, 2022	December 31, 2021
Corporate bond	5,000	$5,000
Unamortized discount on corporate bond	(3,265)	(3,362)

Corporate bond, net of discount	$1,735	$1,638

8. Note Payable

Amended and restated Loan and Security Agreement

On June 28, 2022, the Company drew an additional $10,000 from Tranche 1 of the Amended and Restated Loan and Security Agreement with Silicon Valley Bank. The Company is required to make interest-only payments through May 2023 before beginning to repay the $15,000 in outstanding principal in 24 equal monthly payments on the first day of each month beginning June 1, 2023, plus interest. In relation to this additional draw of $10,000, the Company incurred $500 of debt issuance costs in the form of a final payment fee.

At June 30, 2022, the Company had outstanding principal of $15,000. The Company recognized interest expense related to debt issuance costs of $81 for the six months ended June 30, 2022. The interest rate in effect as of June 30, 2022 was 8.5%. At June 30, 2022, the carrying amount of the note payable is as follows:

Note payable, long term	$14,375
Final Payment	750
Unamortized debt issuance costs	(912)

Note payable, long term (net of debt issuance costs)	$14,213

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

Future minimum principal payments due under the Amended and Restated Loan and Security Agreement, excluding the Final Payment, are as follows:

Years Ending December 31,
Remainder of 2022	—
2023	4,375
2024	7,500
2025	3,125

Total	$15,000

9. Redeemable Convertible Preferred Stock

The Company has 41,785,202 shares of $.0001 par value redeemable convertible preferred stock authorized, of which 4,000,000 shares are designated as Series A-1 redeemable convertible preferred stock (“Series A-1”), 4,427,072 shares are designated as Series A-2 redeemable convertible preferred stock (“Series A-2”), 7,341,485 shares are designated as Series B redeemable convertible preferred stock (“Series B”), and 8,016,645 shares are designated as Series C redeemable convertible preferred stock (“Series C”), and 18,000,000 shares are designated as Series D redeemable convertible preferred stock (“Series D”).

The amount of accumulated, but undeclared stock dividends on Series D Shares at June 30, 2022 is $5,785 and the cumulative redemption value adjustment recorded since issuance amounted to $61,542.

10. Common Stock

The holders of the common stock are entitled to one vote for each share of common stock. Subject to the payment in full of all preferential dividends to which the holders of the preferred stock are entitled, the holders of common stock shall be entitled to receive dividends out of funds legally available. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of all debts and liabilities of the Company and all preferential amounts to which the holders of preferred stock are entitled with respect to the distribution of assets in liquidation, the holders of common stock shall be entitled to share ratably in the remaining assets of the Company available for distribution.

2011 Stock Incentive Plan: In 2011, the Company’s Board of Directors approved the 2011 Stock Incentive Plan, (“2011 Plan”), which provides for the grant of incentive stock options, nonqualified stock options, and restricted stock to employees, directors, and nonemployees of the Company up to an aggregate of 11,737,602 shares of the Company’s common stock. 1,878,907 shares remain available for issuance under the 2011 Plan as of June 30, 2022.

Options generally vest based on the grantee’s continued service with the Company during a specified period following a grant as determined by the Board of Directors and expire ten years from the grant date. In general, awards typically vest in four years, but vesting conditions can vary based on the discretion of the Company’s Board of Directors. Stock-based compensation expense is classified in the condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$841	$265	$1,450	$512
Selling, general and administrative	1,128	693	2,589	1,288

Total	$1,969	$958	$4,039	$1,800

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

A summary of the Company’s stock option activity and related information is as follows:

	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance, December 31, 2021	7,529,063	$3.89	7.28	$4,020
Granted	1,334,379	$11.58
Cancelled	(458,986)	$4.55
Exercised	(28,281)	$3.73

Balance, June 30, 2022	8,376,175	$5.08	7.13	$54,482

Exercisable, June 30, 2022	5,110,692	$3.77	5.99	$39,901

Options vested and expected to vest, June 30, 2022	8,376,175	$5.08	7.13	$54,482

The fair value of all option activity was estimated at the date of grant using Black-Scholes with the following weighted-average assumptions for the six months ended June 30, 2022:

Fair value of common stock	$11.58
Expected volatility	96.21%
Expected term (in years)	6.03
Risk-free interest rate	1.73%
Expected dividend yield	0.00%

There was no option activity for the six months ended June 30, 2021.

The weighted average grant-date fair value of stock options granted to employees during the six months ended June 30, 2022 was $8.97 per share. There were no options granted during the six months ended June 30, 2021.

During the six months ended June 30, 2022, the aggregate intrinsic value of stock option awards exercised was $222. There were no stock option awards exercised during the six months ended June 30, 2021. Aggregate intrinsic value represents the difference between the exercise price and the fair value of the underlying common stock on the date of exercise.

As of June 30, 2022 there was $17,069 of unrecognized compensation cost related to unvested stock option grants to employees under the Plan, which is expected to be recognized over a weighted-average period of 3.0 years.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

11. Fair Value of Financial Assets and Liabilities

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair values:

	Fair Value Measurements as of June 30, 2022
Description	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents:
Money market funds	$16,550	$—	$—	$16,550
Short-term investments:
United States Treasuries	4,987	—	—	4,987

Total assets	$21,537	$—	$—	$21,537

	Fair Value Measurements as of December 31, 2021
Description	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents:
Money market funds	$61,510	$—	$—	$61,510

The Company evaluates transfers between levels at the end of each reporting period. There were no transfers of financial instruments between levels during the six months ended June 30, 2022 and 2021. The Company recorded unrealized losses on short-term investments of $7 in other comprehensive loss for the six months ended June 30, 2022.

As of June 30, 2022 and December 31, 2021, the Company’s cash equivalents consisted of money market funds with original maturities of less than 90 days from the date of purchase. As of June 30, 2022, the Company’s short-term investments consisted of United States treasuries with original maturities of more than three months but less than one year. As of June 30, 2022 and December 31, 2021, the Company did not have any liabilities that are measured at fair value on a recurring basis.

12. Net Loss Per Share

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net loss	$(22,493)	$(14,774)	$(44,385)	$(23,601)
Dividends on Series D convertible preferred stock	(2,908)	(1,115)	(5,785)	(1,115)
Redemption value of Series D convertible preferred stock	(1,455)	(55,877)	(2,893)	(55,877)

Net loss attributable to common stockholders - basic and diluted	$(26,856)	$(71,766)	$(53,063)	$(80,593)
Denominator:
Weighted-average common stock outstanding	1,471,296	1,157,870	1,466,462	1,157,869

Net loss per share attributable to common stockholders - basic and diluted	$(18.25)	$(61.98)	$(36.18)	$(69.60)

For periods in which the Company reports a net loss attributable to common stockholders, potentially dilutive securities have been excluded from the computation of diluted net loss per share as their effects would be anti- dilutive. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same.

AKILI INTERACTIVE LABS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (dollars in thousands, except share and per share amounts)

The Company excluded the following potential common shares, presented based on amounts outstanding at period end, from the computation of diluted net loss per share attributable to common stockholders because including them would have had an anti-dilutive effect:

	As of June 30,
	2022	2021
Series A-1 convertible preferred stock (as converted to common stock)	4,000,000	4,000,000
Series A-2 convertible preferred stock (as converted to common stock)	4,427,072	4,427,072
Series B convertible preferred stock (as converted to common stock)	7,341,485	7,341,485
Series C convertible preferred stock (as converted to common stock)	8,016,645	8,016,645
Series D convertible preferred stock (as converted to common stock)	21,795,525	19,778,730
Warrants to purchase common stock	226,196	226,196
Stock options to purchase common stock	8,376,175	5,912,116

Total	54,183,098	49,702,244

13. Subsequent Events

The Company has evaluated subsequent events through August 23, 2022, which is the date these condensed consolidated financial statements were available to be issued and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements except for the transaction described below.

On August 19, 2022, (the “Closing Date”), Social Capital Suvretta Holdings Corp. I, (“SCS”) consummated the previously announced merger pursuant to the Merger Agreement, dated January 26, 2022, by and among SCS, Akili Interactive Labs, Inc. (now Akili, Inc.) and Karibu Merger Sub, Inc., pursuant to which Karibu Merger Sub, Inc. merged with and into Akili Interactive Labs, Inc., with Akili Interactive Labs, Inc. becoming a wholly owned subsidiary of Akili, Inc. (the “Business Combination”). Upon the closing of the Business Combination, SCS changed its name to Akili, Inc. In connection with the Business Combination, SCS completed the sale and issuance of 16,200,000 shares of Akili, Inc. common stock in a fully committed common stock private placement at a purchase price of $10.00 per share (“PIPE Shares”) for an aggregate purchase price of $162,000 (“PIPE Investment”). Gross proceeds from the Merger totaled approximately $164,283 which included funds held in SCS’s trust account (after giving effect to redemptions). Transaction costs and other costs paid at Closing totaled approximately $30,990.